Exhibit 99.1

AVAX One Announces Financial Leadership Change

WEST PALM BEACH, FL, August 19, 2026 — AVAX One Technology Ltd. (Nasdaq: AVX) (“AVAX One” or the “Company”), today announced the departure of Chief Financial Officer (“CFO”) Chris Polimeni, effective August 17, 2026. Stephanie Brady, the Company’s Controller, has been promoted to Chief Accounting Officer and will oversee the Company’s financial reporting function.

Stephanie has over 30 years of experience in finance and accounting and is a licensed certified public accountant in New York State. She graduated from Baruch College in New York City and has worked for national firms such as Deloitte in New York City and Washington, D.C and PricewaterhouseCoopers in Fort Lauderdale, Florida. Prior to joining AVAX One, Ms. Brady served as SVP of Finance for Accelerate360 Holdings, LLC, previously served as Chief Financial Officer of a publicly traded company, and was VP of Finance of Seisint Inc during its acquisition by Reed Elsevier Group.

“I want to thank Chris for his contributions to AVAX One as we transitioned into being a digital infrastructure company,” said Pete Wylie, Interim Chief Executive Officer. “Stephanie has been a valued member of our finance team, and we’re confident in her ability to lead our financial reporting function as we move through this transition.”

Pete Wylie, the Company’s Interim Chief Executive Officer and Chief Operating Officer, brings prior CFO experience and will support the finance organization throughout the transition. Separately, the Board continues its previously announced comprehensive search for a permanent Chief Executive Officer, with global executive search firm ZRG Partners supporting the process.

Mr. Polimeni’s departure was not the result of any disagreement with the Company regarding its operations, policies, or practices, and he has agreed to remain available through a consultancy arrangement to ensure a smooth transition.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is a digital infrastructure company accelerating the transition to an onchain financial economy. The Company maintains a strategic Avalanche digital asset treasury, accumulating AVAX and generating onchain yield through native staking and ecosystem participation. It also operates bitcoin mining facilities and develops modular data centers. These three pillars give public market investors unique exposure to both the onchain economy and the digital infrastructure layer. For more information, please visit www.avax-one.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “intend,” “plan,” “could,” “may,” “will,” “would,” “believe,” “estimate,” “target,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin, AVAX, and other digital assets, and the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets it holds; increased competition in the data center, AI/HPC, and digital asset industries; and legal, commercial, regulatory, and technical uncertainties affecting the Company’s business, as well as those risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency